                                                                       Exhibit 5

                           [Citigroup Inc. Letterhead]

                                 August 1, 2005

Citigroup Inc.
Citigroup Funding Inc.
TARGETS Trust XXV
TARGETS Trust XXVI
TARGETS Trust XXVII
c/o Citigroup Funding Inc.
399 Park Avenue
New York, NY  10043

     Re: Citigroup Inc.
         Citigroup Funding Inc.
         TARGETS Trust XXV
         TARGETS Trust XXVI
         TARGETS Trust XXVII
         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

     I am General Counsel - Capital Markets of Citigroup Inc., a Delaware corporation (the "Guarantor"). I have acted as counsel to the Guarantor, Citigroup Funding Inc., a Delaware corporation (the "Company"), and to TARGETS Trust XXV, TARGETS Trust XXVI and TARGETS Trust XXVII (each, a "Trust" and, together, the "Trusts"), each a statutory trust formed under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company, the Guarantor and the Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities with an aggregate public offering price of up to $300,000,000: (i) Targeted Growth Enhanced Terms Securities ("TARGETS") of each Trust, (ii) certain securities (the "Forward Contract Securities") with respect to each Trust representing interests in a forward contract (the "Forward Contract") of the Company and the guarantee of the Guarantor with respect to the Company's obligations under the Forward Contract, which Forward Contract Securities and related guarantee are to be issued pursuant to an indenture (the "Indenture") to be entered into among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as trustee (the "Indenture Trustee"), and (iii) a guarantee of the Company with respect to the TARGETS of each Trust and a guarantee of the Guarantor with respect to the Company's guarantee obligations of the TARGETS of each Trust (the "TARGETS Guarantee").

     The TARGETS of each Trust are to be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration") of such Trust among the Company, as sponsor and as the issuer of the Forward Contract Securities, the Guarantor, Chase Bank

USA National Association, as Delaware trustee, JPMorgan Chase Bank, N.A., as institutional trustee (the "Institutional Trustee"), and Scott Freidenrich, Geoffrey S. Richards and Cliff Verron, as regular trustees (together, the "Regular Trustees").

     This opinion is being delivered in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, I, or attorneys under my supervision, have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the form of prospectus relating to the TARGETS included in the Registration Statement (the "Prospectus"), (iii) the certificate of Trust of each Trust filed with the Secretary of State of the State of Delaware, (iv) the form of Declaration (including the designation of terms of the TARGETS annexed thereto), (v) the form of certificates evidencing the TARGETS, (vi) the form of Targeted Growth Enhanced Terms Securities Guarantee Agreement (the "Guarantee Agreement") among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as guarantee trustee (the "Guarantee Trustee"), (vii) the form of certificates evidencing the Forward Contract Securities, (viii) the form of Indenture, (ix) the Certificate of Incorporation of the Company, (x) the By-Laws of the Company currently in effect, (xi) the Restated Certificate of Incorporation of the Guarantor, as amended to date, (xii) the By-Laws of the Guarantor currently in effect, (xiii) certain resolutions adopted by the Board of Directors of the Company, and (xiv) certain resolutions adopted by the Board of Directors of the Guarantor.

     I, or attorneys under my supervision, have also examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company and the Guarantor, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. With respect to the TARGETS of each Trust, assuming the (i) effectiveness of the Registration Statement, as amended (if necessary), under the Securities Act, (ii) delivery and filing of the Prospectus with respect to such TARGETS in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) due authorization, execution and delivery of the Declaration of such Trust and an underwriting agreement (the "Underwriting Agreement") with respect to such TARGETS by the parties thereto, (iv) due qualification of the Institutional Trustee under the Trust Indenture Act of 1939, as amended (the "TIA"), (v) establishment of the terms of such TARGETS in accordance with the Declaration of such Trust, and (vi) due execution, authentication and delivery of such TARGETS in accordance with the Declaration of such Trust, when such TARGETS have been issued and sold in accordance with the

Underwriting Agreement for such TARGETS, (1) such TARGETS will be duly authorized, validly issued and fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust, and (2) the holders of such TARGETS will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. I bring to your attention, however, that the holders of such TARGETS may be obligated, pursuant to the Declaration of such Trust, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of TARGETS and (B) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration of such Trust.

     2. With respect to the Guarantee Agreement for the TARGETS of each Trust, assuming the (i) effectiveness of the Registration Statement, as amended (if necessary), under the Securities Act, (ii) delivery and filing of the Prospectus with respect to such Trust in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) due authorization, execution, and delivery of each of the Guarantee Agreement, the Declaration and the Underwriting Agreement with respect to such Trust by the parties thereto, (iv) due qualification of the Institutional Trustee and the Guarantee Trustee under the TIA, (v) establishment of the terms of such TARGETS in accordance with the Declaration of such Trust, and (vi) due execution, authentication and delivery of such TARGETS in accordance with the Declaration of such Trust, when such TARGETS have been issued and sold in accordance with the Underwriting Agreement for such TARGETS, the Guarantee Agreement of such Trust will be a legal, valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.

     3. With respect to the Forward Contract Securities and related guarantee for each Trust, assuming the (i) effectiveness of the Registration Statement, as amended (if necessary), under the Securities Act, (ii) the delivery and filing of the Prospectus with respect to such Trust in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) due authorization, execution, and delivery of the Indenture with respect to such Trust by the parties thereto, (iv) due qualification of the Indenture Trustee under the TIA, (v) establishment of the terms of such Forward Contract Securities in accordance with the Indenture, and (vi) due execution, authentication and delivery of such Forward Contract Securities in accordance with the Indenture, when such Forward Contract Securities have been issued and sold as set forth in the Prospectus with respect to such Trust, such Forward Contract Securities will be (1) duly authorized and validly issued and (2) together with the related guarantees, legal, valid and binding obligations of the Company and the Guarantor, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantor in accordance with their terms.

     Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

     My opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Statutory Trust Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware, the Delaware Statutory Trust Act and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.

     I consent to the filing of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                                  Very truly yours,


                                                      /s/ John R. Dye
                                                  -----------------------
                                                        John R. Dye